Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Quicksilver Resources Inc. on Form S-8 of our reports dated March 8, 2002 and June 21, 2002, appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2001 and the Annual Report on Form 11-K of the Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2001, respectively.


/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
June 28, 2002